EXHIBIT 4
NOTE TO DELEGATION OF SIGNING AUTHORITY – ANNUAL AUDITS & SPECIAL
EXAMINATION REPORTS AND QUALITY REVIEWERS
(1)	This delegation becomes effective as of the date of the Auditor General’s signature except as noted in the delegation.
(2)	This delegation replaces all previous delegations of signing authority.
(3)	The assistant auditors general listed on the following page have authority to sign auditors’ reports in their group where signing authority has been delegated to a principal.
(4)	The following assistant auditors general have authority to sign a “consent letter” to authorize distribution of a previously signed auditor’s report to a securities regulator:

Nancy Cheng	Business Development Bank of Canada

Ron Thompson	Canada Mortgage and Housing Corporation

Ron Thompson	Export Development Canada
(5)	John Wiersema is delegated authority to sign all auditors’ reports except where prohibited by law (Section 18 of the Auditor General Act), consent letters described in note 4 above, all special examination reports and all assessments of performance information.

Pursuant to Section 18 of the Auditor General Act, I hereby delegate authority to the following individuals to sign Annual Auditor’s Reports and Special Examination Reports, as identified above.

/s/ Sheila Fraser	October 30, 2007

Sheila Fraser, FCA	Date
DEPUTY AUDITOR GENERAL:

/s/John Wiersema John Wiersema, FCA
ASSISTANT AUDITORS GENERAL:

/s/ Richard Flageole	/s/ Sylvain Ricard	/s/ Ronald C. Thompson

Richard Flageole, FCA	Sylvain Ricard, CA	Ronald C. Thompson, FCA

/s/ Douglas Timmins	/s/ Nancy Cheng	/s/ John Rosetti

Douglas Timmins, CA	Nancy Cheng, FCA	John Rosetti, CA

/s/ Mark Watters	/s/ Andrew Lennox

Mark Watters, CA	Andrew Lennox, CGA
PRINCIPALS:

/s/ Guy LeGras	/s/ Alain Boucher	/s/ Micheline Ethier Massicotte

Guy LeGras, CA	Alain Boucher, CA	Micheline Ethier Massicotte, CA

/s/ Julie Charron	/s/ Crystal Pace	/s/ Dale Shier

Julie Charron, CA	Crystal Pace, CA	Dale Shier, CA

/s/ John O’Brien	/s/ Michael Pickup	/s/ Régent Chouinard

John O’Brien, CA	Michael Pickup, CA	Régent Chouinard, CA

/s/ Denis Labelle	/s/ John Apt

Denis Labelle, CA	John Apt, CA